                                                                   EXHIBIT 10.13
                                                                   -------------

                        SEPARATION AND RELEASE AGREEMENT

     This SEPARATION AND RELEASE AGREEMENT (the "Agreement") is made and entered into by and between ROGUE WAVE SOFTWARE, INC. ("Rogue Wave") and JOHN D. IACOBUCCI ("Mr. Iacobucci") (collectively "Parties") as of the Execution Date of this Agreement defined in paragraph 28 below.

     WHEREAS, effective as of September 18, 2001, Mr. Iacobucci tendered his resignation as President and Chief Executive Officer and any and all other positions he may have held as an employee, officer, and director of Rogue Wave as well as any such positions he may have held with its corporate affiliates, parents or subsidiaries except as a part-time employee as set forth in this Agreement;

     WHEREAS, Rogue Wave has accepted the resignation tendered by Mr. Iacobucci;

     WHEREAS, the Parties wish to make the separation amicable but conclusive on the terms and conditions set forth herein; and

     WHEREAS, Mr. Iacobucci accepts the benefits of this Agreement with the acknowledgment that by its terms he has been fully and satisfactorily compensated and will receive no payment, compensation, or benefits relating in any manner to Mr. Iacobucci's employment with Rogue Wave or the separation thereof except as set forth in this Agreement.

     NOW THEREFORE, in consideration of the above set forth recitals which are incorporated herein by reference and the mutual promises and covenants contained in this Agreement, it is hereby agreed by and between the Parties hereto as follows:

1. RESIGNATION. Mr. Iacobucci has tendered and Rogue Wave has accepted Mr. Iacobucci's resignation as President and Chief Executive Officer and any and all other positions he may have held as an employee, officer, and director of Rogue Wave as well as any such positions he may have held with any of its corporate affiliates, parents or subsidiaries, effective as of September 18, 2001 except as set forth in this Agreement ("Resignation Date").

2. MODIFICATION AND SUBSTITUTION OF AGREEMENT. The Parties agree that this Agreement shall replace, modify, and completely supercede any Rogue Wave obligations set forth in any former agreement, whether written or oral concerning the terms of Mr. Iacobucci's employment with, or separation from, Rogue Wave. This Agreement establishes the final agreement between the parties as to the obligations of Rogue Wave, and this Agreement may be altered only in a writing signed by the Chairman of the Rogue Wave Board of Directors.

3. CONSIDERATION. Although Rogue Wave has no policy or procedure requiring payment of any severance benefits, the Parties agree to execute the Part-time Employment Agreement, attached hereto as Exhibit A.

4. INSURANCE. To the extent permitted by the federal COBRA law, applicable state laws, and the insurance policies and rules applicable to Rogue Wave, Mr. Iacobucci will be eligible to continue his health insurance benefits. Mr. Iacobucci acknowledges that Rogue Wave has provided him with a COBRA notification form setting forth Mr. Iacobucci's rights and responsibilities with regard to COBRA coverage. Should Mr. Iacobucci timely elect to continue coverage pursuant to COBRA, Rogue Wave agrees to pay the premiums substantially equivalent to that which Rogue Wave paid for Mr. Iacobucci's insurance coverage immediately prior to the Resignation Date for a period beginning October 1, 2001 and concluding September 30, 2002 ("COBRA Payment Period"), unless this obligation is terminated earlier as set forth in this Agreement. Should Mr. Iacobucci obtain employment during the COBRA Payment Period, Rogue Wave's obligation under this paragraph shall forever cease upon the expiration of the waiting period (if any) for entitlement to insurance coverage through Mr. Iacobucci's new employer. Mr. Iacobucci agrees to notify Rogue Wave in writing in the event Mr. Iacobucci obtains employment during the COBRA Payment Period. The Parties agree that the Rogue Wave payments made during the COBRA Payment Period pursuant to this paragraph are made solely in consideration of Mr. Iacobucci executing and not revoking the ADEA Waiver and Release set forth in paragraph 16 below.

5. STOCK OPTIONS. The Parties acknowledge and agree that Rogue Wave granted Mr. Iacobucci an option to purchase 500,000 shares of the common stock of Rogue Wave at an exercise price of $4.719 per share, subject to the terms, restrictions, and conditions of the Stock Option Agreement, which is attached hereto as Exhibit B, and the Rogue Wave 1997 Equity Incentive Plan (the "Plan") ("First Option") and an option to purchase 100,000 shares of the common stock of Rogue Wave at an exercise price of $4.25 per share, subject to the terms, restrictions and conditions of the Stock Option Agreement, which is attached hereto as Exhibit C, and the Plan ("Second Option"). As of the Resignation Date, One Hundred Seventy-Seven Thousand Eighty-Three (177,083) shares under the First Option have vested and become exercisable. As of the Resignation Date, Twelve Thousand Five-Hundred (12,500) shares under the Second Option have vested and become exercisable. All shares under both the First Option and the Second Option are subject to all of the terms, restrictions and limitations of the respective stock option agreements. Vesting of the Second Option shall cease as of the Resignation Date. Vesting of the First Option governed by the Part-time Employment Agreement, attached hereto as Exhibit A. Except as set forth in this paragraph, vesting of the First Option and the Second Option shall cease as of the Resignation Date.

6. FORGIVENESS OF RELOCATION AMOUNTS. Rogue Wave will forgive, and will not require repayment of Mr. Iacobucci's repayment obligation in connection with amounts paid to Mr. Iacobucci during his relocation to the Boulder, Colorado, area.

7. OTHER COMPENSATION. Except as expressly provided herein, Mr. Iacobucci acknowledges and agrees that Mr. Iacobucci will not receive (nor is Mr. Iacobucci entitled to receive) any consideration, compensation, payments, bonuses, commissions, reimbursements, incentive payments, stock, equity interests, stock options, or benefits of any kind. Mr. Iacobucci further acknowledges and agrees that Rogue Wave has paid to Mr. Iacobucci in full any and all wages, salary, accrued but unused vacation, floating holiday accrued but not taken, personal time off, commissions, bonuses, stock options, incentive payments and compensation due and owing, if any, as of the Resignation Date. The Parties also agree that this Agreement supercedes any and all prior agreements whether written or oral, concerning the obligations of Rogue Wave to Mr. Iacobucci.

8. DENIAL OF LIABILITY. The Parties acknowledge that any payment and benefits provided by Rogue Wave and any release by Mr. Iacobucci pursuant to this Agreement are made to ensure that the separation is amicable, that in making any such payment or release, Rogue Wave and Mr. Iacobucci in no way admit any liability to each other and that they expressly deny any such liability.

9. NONDISPARAGEMENT. Mr. Iacobucci agrees that he will not at any time disparage Rogue Wave to third parties in any manner likely to be harmful to Rogue Wave, its business reputation, or the personal or business reputation of its directors, shareholders and/or employees. Notwithstanding the prohibition in the preceding sentence, Mr. Iacobucci shall respond accurately and fully to any question, inquiry, or request for information when required by legal process.

10. ROGUE WAVE PROPERTY. Prior to the Resignation Date, Mr. Iacobucci agrees to return to Rogue Wave all Rogue Wave documents in whatever form (and all copies thereof) and any and all other Rogue Wave property in Mr. Iacobucci's possession, custody or control, including, but not limited to, financial information, customer information, customer lists, employee lists, Rogue Wave files, notes, contracts, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, software, tangible property, including any computer equipment, laptops, cellular telephones, pagers, credit cards, entry cards, identification badges and keys, and any materials of any kind which contain or embody any proprietary or confidential material of Rogue Wave (and all reproductions thereof in any form including electronic or paper).

11. CONFIDENTIALITY/NON-DISCLOSURE. Mr. Iacobucci and Rogue Wave acknowledge that confidentiality and nondisclosure of the terms of this Agreement are material considerations for the Parties entering into this Agreement. Mr. Iacobucci acknowledges, represents, and agrees that he has not and will not discuss the terms or provisions of the Agreement with any current or former Rogue Wave employee. As such, the provisions of this Agreement shall be held in strictest confidence by Mr. Iacobucci and Rogue Wave and shall not be publicized or disclosed in any manner whatsoever, including but not limited to, the print or broadcast media, any public network such as the Internet, any other outbound data program such as computer generated mail, reports or faxes, or any source likely to result in publication or computerized access. Notwithstanding the prohibitions in this paragraph:
     (a) the Parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (b) Rogue Wave may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; (c) Rogue Wave may disclose this Agreement upon request from any government entity; and (d) the Parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

12. BUSINESS EXPENSE REIMBURSEMENT. Rogue Wave agrees to reimburse Mr. Iacobucci for those reasonable business expenses he necessarily incurred in his capacity as a Rogue Wave employee prior the Resignation Date to the extent such expenses are consistent with Rogue Wave's policies in this regard. Mr. Iacobucci acknowledges and agrees that Rogue Wave will not reimburse him for any expenses he incurred after the Resignation Date. Mr. Iacobucci must submit the necessary documentation establishing the amount, date and reason for expenses he incurred and for which he seeks reimbursement no later than 15 days after the Resignation Date.

13. REFERENCES. To coordinate Rogue Wave's response to any inquiries from prospective employers seeking employment references concerning Mr. Iacobucci, Mr. Iacobucci agrees to direct such prospective employers exclusively to the Rogue Wave Director of Human Resources. Should the Director of Human Resources receive an inquiry, the Director (or an authorized agent acting on behalf of the Director) shall confirm Mr. Iacobucci's period of employment with Rogue Wave, the position he held, and the latest salary that he received as an employee and will state that company policy precludes the release of further information.

14. NONDISCLOSURE OF PROPRIETARY INFORMATION AND NON-COMPETITION AGREEMENT. Mr. Iacobucci agrees and acknowledges that he is bound, and will continue to be bound after the Execution Date of this Agreement, by the terms of the Employee Proprietary Information and Inventions Agreement ("Confidentiality Agreement") between Mr. Iacobucci and Rogue Wave, executed by Mr. Iacobucci on May 2, 2000, a copy of which is attached hereto as Exhibit B and which is incorporated herein as if set forth in full. Mr. Iacobucci specifically acknowledges that he remains bound by a covenant not to compete with Rogue Wave for the period of time specified in the Confidentiality Agreement. Mr. Iacobucci acknowledges that this restriction prohibits him, without limitation, from engaging in the design, development, marketing or sale of any product, service, process, system, or software that was marketed, sold, or under development by Rogue Wave (including Rogue Wave's subsidiaries and divisions) at any time during Mr. Iacobucci's employment with Rogue Wave. Nothing in this paragraph should be construed to narrow the obligations of Mr. Iacobucci imposed by any other agreement, statute, case law or other source.

15. RELEASE OF CLAIMS BY MR. IACOBUCCI. For the consideration set forth in this Agreement and the mutual covenants of Rogue Wave and Mr. Iacobucci, Mr. Iacobucci hereby releases, acquits and forever discharges Rogue Wave, its affiliated corporations and entities, its and their officers, directors, agents, representatives, servants, attorneys, employees, shareholders, successors and assigns of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known or unknown, suspected and unsuspected, disclosed and undisclosed, liquidated or contingent, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the Execution Date, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with Mr. Iacobucci's employment with Rogue Wave or the conclusion of that employment; claims or demands related to salary, bonuses, commissions, incentive payments, stock, stock options, or any ownership or equity interests in Rogue Wave, vacation pay, personal time off, fringe benefits, expense reimbursements, sabbatical benefits, severance benefits, or any other form of compensation; claims pursuant to any federal, state or local law, statute, common law or cause of action including, but not limited to, the Federal Civil Rights Act of 1964, as amended; damages, attorney's fees, court costs, or any expenses under Title VII of the Federal Civil Rights Act of 1964, as amended, or any other statute, agreement or source of law; the federal Americans with Disabilities Act of 1990; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the Colorado Anti-Discrimination Act; the Age Discrimination in Employment Act; the Equal Pay Act of 1963, as amended; the Fair Labor Standard Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; misrepresentation; defamation; libel; emotional distress; and breach of the implied covenant of good faith and fair dealing. Mr. Iacobucci agrees that in the event he brings a claim or charge covered by this release, or does not dismiss with prejudice and withdraw any claim covered by this release, in which he seeks damages against Rogue Wave or in the event he seeks to recover against Rogue Wave in any claim brought by a governmental agency on his behalf, this Agreement shall serve as a complete defense to such claims or charges.

16. ADEA WAIVER AND RELEASE BY MR. IACOBUCCI. Mr. Iacobucci acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the federal Age

     Discrimination in Employment Act of 1967, as amended ("ADEA Waiver and Release"). The Parties agree and acknowledge that Mr. Iacobucci has been advised by this writing, as required by the ADEA that: (a) this ADEA Waiver and Release does not apply to any claims under ADEA that may arise after the date that Mr. Iacobucci signs this Agreement; (b) Mr. Iacobucci has the right to and is advised to consult with an attorney prior to executing this Agreement; (c) Mr. Iacobucci has twenty-one days within which to consider this ADEA Waiver and Release (although Mr. Iacobucci may choose to voluntarily execute this ADEA Waiver and Release earlier); (d) Mr. Iacobucci has seven days following the execution of this Agreement to revoke Mr. Iacobucci's ADEA Waiver and Release by delivering to Rogue Wave, written notice of revocation to the attention of Rogue Wave, Attn. Director of Human Resources; 5500 Flatirons Parkway, Boulder, CO 80301, and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after Mr. Iacobucci signs this Agreement. The Parties acknowledge and agree that revocation by Mr. Iacobucci of the ADEA Waiver and Release is not effective to revoke Mr. Iacobucci's waiver or release of any other claims pursuant to this Agreement. The Parties further agree that revocation by Mr. Iacobucci of the ADEA Waiver and Release shall entitle Rogue Wave to recover any and all payments made by Rogue Wave in consideration for Mr. Iacobucci executing and not revoking the ADEA Waiver and Release, as articulated in paragraph 4 and to recover the costs, expenses and attorney's fees incurred in attempting to recover such payments.

17. TAX CONSEQUENCES. Mr. Iacobucci expressly acknowledges that Rogue Wave has not made, nor herein makes, any representation about the tax consequences of any consideration provided by Rogue Wave to Mr. Iacobucci pursuant to this Agreement. Mr. Iacobucci agrees to indemnify and hold Rogue Wave harmless for any and all claims or penalties asserted against Rogue Wave for failure to pay taxes due on any consideration provided by Rogue Wave pursuant to this Agreement.

18. COOPERATION. Mr. Iacobucci agrees to fully cooperate with Rogue Wave in connection with any Rogue Wave defense, prosecution, or investigation by Rogue Wave regarding any actual or potential litigation, administrative proceeding, or other such procedures, in which Rogue Wave may be involved as a party or non-party from time to time.

19. NO THIRD PARTY RIGHTS. The Parties agree that by making this Agreement, they do not intend to confer any benefits, privileges, or rights to others. The Agreement is strictly between the Parties hereto, subject to the terms of paragraph 23 below, and that it shall not be construed to vest in any other the status of third-party beneficiary.

20. VOLUNTARY AND KNOWINGLY. Mr. Iacobucci acknowledges that, before executing this Agreement, he has been advised and given the opportunity to consult with counsel and has in fact sought and received advice from counsel of his own choosing, and was fully advised of his rights under law. Mr. Iacobucci further acknowledges that he has reviewed this Agreement in its entirety, understands it, and voluntarily executes it.

21. DUTY TO EFFECTUATE. The Parties agree to perform any lawful additional acts, including the execution of additional agreements, as are reasonably necessary to effectuate the purpose of this Agreement.

22. ENTIRE AGREEMENT. Except for those agreements expressly referenced herein, this Agreement, including Exhibits A, B, C and D hereto, constitute the complete, final and exclusive embodiment of the entire agreement between Mr. Iacobucci and Rogue Wave with regard to the subject matter hereof. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by the Chairman of the Board of Directors of Rogue Wave.

23. SUCCESSORS AND ASSIGNS. This Agreement, including Exhibit A, B, C and D, hereto, shall bind the heirs, personal representatives, successors, assigns, executors and administrators of each party, and inure to the benefit of each party, its heirs, successors and assigns.

24. APPLICABLE LAW. The Parties agree and intend that Colorado statutes and case law shall govern any and all disputes arising between the Parties relating to, construing, interpreting, or enforcing this Agreement and relating to any other aspect of Mr. Iacobucci's employment with Rogue Wave.

25. ARBITRATION. The Parties agree to submit any dispute between them concerning or arising out of this Agreement, or concerning or arising out of Mr. Iacobucci's employment with Rogue Wave, to resolution in final and binding arbitration in Colorado under the American Arbitration Association's Rules for the Resolution of Employment Disputes before an arbitrator selected from the Judicial Arbiter Group located in Denver, Colorado. The parties agree that the arbitration proceedings shall not be open to the public. The arbitrator will be selected by mutual agreement of the parties, and such agreement shall not be unreasonably withheld. Mr. Iacobucci shall pay arbitration fees equal to the amount of filing fees in federal court. Rogue Wave will bear any remaining arbitration costs. The decision of the arbitrator shall be final and binding. The arbitration award may be enforced in any court of competent jurisdiction. Each party will bear his/its own costs and attorneys' fees incurred in connection with any arbitration, and no party or an attorney for any party shall seek or accept an award of attorneys' fees under any statute, rule or order of court in connection with the lawsuit. A party bringing an action in contravention of this paragraph shall be liable to the other party for the costs, expenses and attorney's fees incurred in successfully dismissing the action or successfully transferring the action to arbitration under this paragraph.

26. SEVERABLE. If any provision of this Agreement is determined to be invalid, void or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement, and the provision in question shall be modified so as to be rendered enforceable.

27. ENFORCE ACCORDING TO TERMS. The Parties intend this Agreement to be enforced according to their terms.

28. EXECUTION DATE. This Agreement is effective on the later of the dates that each of the Parties signed this Agreement ("Execution Date").

29. COUNTERPARTS. This Agreement may be executed in one or more counterparts, any of which need not contain the signatures of more than one party but all signed counterparts taken together will constitute one and the same argument.

30. SECTION HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

31. EXPIRATION. Unless otherwise agreed to by Rogue Wave in writing signed by an authorized

     Rogue Wave representative, this agreement must be executed by Mr. Iacobucci and delivered to Rogue Wave no later than October 9, 2001, to be effective or binding on Rogue Wave.

     IN WITNESS WHEREOF, the Parties have duly authorized and caused this Agreement to be executed as follows:

JOHN D. IACOBUCCI, an individual         ROGUE WAVE SOFTWARE, INC.,
                                         a Delaware corporation



--------------------------------         ---------------------------------
John D. Iacobucci                        By: Thomas Keffer
                                         Its: Chairman of the Board of Directors


Date:                     , 2001         Date:                        , 2001
     ---------------------                    ------------------------


Exhibit A:  Part-time Employment Agreement
Exhibit B:  Stock Option Agreement
Exhibit C:  Stock Option Agreement
Exhibit D:  Employee Proprietary Information and Inventions Agreement


                                   EXHIBIT A

                        PART-TIME EMPLOYMENT AGREEMENT


     THIS PART-TIME EMPLOYMENT AGREEMENT (the "AGREEMENT") is made as of this 18th day of September 2001, by and between ROGUE WAVE SOFTWARE, INC., with principal offices at 5500 Flatiron Parkway, Boulder, Colorado (the "COMPANY"), and JOHN D. IACOBUCCI ("MR. IACOBUCCI") (collectively, the "PARTIES").

     WHEREAS, the Parties have executed and agreed to the terms of the Separation and Release Agreement, to which this Agreement is attached as Exhibit A;

     WHEREAS, until September 18, 2001, Mr. Iacobucci was the Chief Executive Officer of Rogue Wave;

     WHEREAS, Rogue Wave would like to ensure a smooth transition following Mr. Iacobucci's employment as Chief Executive Officer;

     WHEREAS, the Company wishes to employ Mr. Iacobucci and to assure itself of the part-time transition services of Mr. Iacobucci on the terms set forth herein; and

     WHEREAS, Mr. Iacobucci wishes to be so employed under the terms set forth herein.

     NOW, THEREFORE, in consideration of the promises, mutual covenants, the above recitals, and the agreements herein set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree to the following terms and conditions of Mr. Iacobucci's part-time employment:

        1. EMPLOYMENT. The Company hereby agrees to employ Mr. Iacobucci as a part-time employee, and Mr. Iacobucci hereby accepts such employment upon the terms and conditions set forth herein. Mr. Iacobucci's part-time employment shall commence on September 18, 2001 ("EFFECTIVE DATE") and shall continue until terminated pursuant to the provisions of paragraph 8 of this Agreement ("TERM").

        2. DUTIES. Mr. Iacobucci shall render part-time services as requested by the Chairman of the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer of Rogue Wave. Mr. Iacobucci shall not report to work on the Rogue Wave premises unless requested by a Rogue Wave officer. At no time will Mr. Iacobucci hold himself out as an employee, officer, director, or agent of Rogue Wave to any person or entity without the express written consent of the Chairman of the Company Board of Directors. Mr. Iacobucci will cooperate fully, in any investigation, preparation, deposition, testimony, and trial involving any legal matter or potential legal matter.

        3. POLICIES AND PROCEDURES. Mr. Iacobucci agrees that he remains subject to and will comply with the policies and procedures for employees of the Company, as such policies and procedures may be modified, added to or eliminated from time to time at the sole discretion of the Company, except to the extent any such policy or procedure specifically conflicts with the express terms of this Agreement.

        4. COMPENSATION. For all services rendered and to be rendered hereunder through the end of the Term of Mr. Iacobucci's part-time employment under this Agreement, the Company agrees to pay to Mr. Iacobucci, and Mr. Iacobucci agrees to accept a salary of, $27,083.33 per month ("Salary"). Such Salary shall be payable in accordance with the normal payroll practices of Rogue Wave as they may be changed from time to time, and shall be subject to such deductions or withholdings as the Company is required to make pursuant to law, or by further agreement with Mr. Iacobucci.

        5. CONTINUED VESTING OF STOCK OPTION. The Parties agree that during the Term of Mr. Iacobucci's employment with Rogue Wave, Mr. Iacobucci shall provide "continuous service" to Rogue Wave. For the consideration set forth in this Agreement, during the Term of this Agreement, the First Option, as defined in the Separation and Release Agreement, shall continue to vest at a rate of 10,416.67 shares vesting and becoming exercisable each month during the Term of Mr. Iacobucci's part-time employment with Rogue Wave. The First Option shall cease vesting as of the end of the Term of this Agreement. All terms, restrictions, and conditions of the Stock Option Agreement and the Plan (as defined in the Separation and Release Agreement) shall continue to apply. The Second Option, as defined in the Separation and Release Agreement, shall cease vesting as of September 18, 2001.

        6. OTHER BENEFITS. Except as set forth expressly in this Agreement and the Separation and Release Agreement, Mr. Iacobucci shall not be eligible for Company benefits such as health insurance, vision insurance, 401(k) plan, bonus programs, stock purchase programs, or accrual of vacation time.

        7. PROPRIETARY INFORMATION AND OTHER OBLIGATIONS. Mr. Iacobucci acknowledges that his continuing to comply with the Employee Proprietary Information and Inventions Agreement ("Confidentiality Agreement") is a condition of his part-time employment by the Company. Mr. Iacobucci acknowledges that the restrictions in the Confidentiality Agreement prohibit him, without limitation, from engaging in the design, development, marketing or sale of any product, service, process, system, or software that was marketed, sold, or under development by Rogue Wave (including Rogue Wave's subsidiaries and divisions) at any time during Mr. Iacobucci's employment with Rogue Wave. Nothing in this paragraph should be construed to narrow the obligations of Mr. Iacobucci imposed by any other agreement, statute, case law, or other source.

        8. TERMINATION. Mr. Iacobucci's part-time employment with the Company shall end on the earlier of the following: (i) September 18, 2002, (ii) termination of Mr. Iacobucci without Cause, and (iii) termination of Mr. Iacobucci with Cause. "Cause," for purposes of this Agreement only, shall mean Mr. Iacobucci's breach of any term, provision, or covenant of this Agreement or the Separation and Release Agreement between the Parties. In no event shall Mr. Iacobucci's part-employment extend past September 18, 2002, except in a writing signed by the Chairman of the Company's Board of Directors. Payment of Mr. Iacobucci's Salary and vesting of the First Option shall end on Mr. Iacobucci's last date of employment with the Company if terminated on September 18, 2002 or terminated for Cause prior to September 18, 2002. Should Rogue Wave elect to terminate Mr. Iacobucci's employment without Cause prior to September 18, 2002, Mr. Iacobucci shall be entitled to recover only any remaining Salary payments which would have been paid through September 18, 2002 and acceleration of the vesting of the shares that would have vested through September 18, 2002 under the First Option.

        9.  MISCELLANEOUS.

            (A) TAXES. Mr. Iacobucci agrees to be responsible for the payment of any taxes due on any and all compensation and benefits provided by the Company pursuant to this Agreement. Mr. Iacobucci agrees to indemnify the Company and hold the Company harmless from any and all claims or penalties asserted against the Company for Mr. Iacobucci's failure to pay taxes due on any compensation, Salary, or continued vesting of shares under the First Option provided by the Company pursuant to this Agreement. Mr. Iacobucci expressly acknowledges that the Company has not made, nor herein makes, any representation about the tax consequences of any consideration provided by the Company to Mr. Iacobucci pursuant to this Agreement.

            (B) MODIFICATION/WAIVER. This Agreement may not be amended, modified, superseded, canceled, renewed or expanded, or any terms or covenants hereof waived, except by a writing executed by each of the parties hereto or, in the case of a waiver, by the Chairman of the Company's Board of Directors. Failure of any party at any time or times to require performance of any provision hereof shall in no manner affect his or its right at a later time to enforce the same. No waiver by a party of a breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of agreement contained in the Agreement.

            (C) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of any successor or assignee of the business of the Company. This Agreement shall not be assignable by Mr. Iacobucci.

            (D) NOTICES. All notices given hereunder shall be given by certified mail, addressed, or delivered by hand, to the other party at his or its address as set forth herein, or at any other address hereafter furnished by notice given in like manner. Mr. Iacobucci promptly shall notify Company of any change in Mr. Iacobucci's address. Each notice shall be dated the date of its mailing or delivery and shall be deemed given, delivered or completed on such date.

            (E) GOVERNING LAW; ARBITRATION. This Agreement and all disputes relating to this Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado. The Parties agree to submit any dispute between them concerning or arising out of this Agreement, or concerning or arising out of Mr. Iacobucci's employment with Rogue Wave, to resolution in final and binding arbitration in Colorado under the American Arbitration Association's Rules for the Resolution of Employment Disputes before an arbitrator selected from the Judicial Arbiter Group located in Denver, Colorado. The parties agree that the arbitration proceedings shall not be open to the public. The arbitrator will be selected by mutual agreement of the parties, and such agreement shall not be unreasonably withheld. Mr. Iacobucci shall pay arbitration fees equal to the amount of filing fees in federal court. Rogue Wave will bear any remaining arbitration costs. The decision of the arbitrator shall be final and binding. The arbitration award may be enforced in any court of competent jurisdiction. Each party will bear his/its own costs and attorneys' fees incurred in connection with any arbitration, and no party or an attorney for any party shall seek or accept an award of attorneys' fees under any statute, rule or order of court in connection with the lawsuit. A party bringing an action in contravention of this paragraph shall be liable to the other party for the costs, expenses and attorney's fees incurred in successfully dismissing the action or successfully transferring the action to arbitration under this paragraph.

            (F) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto with regard to the part-time employment of the Mr. Iacobucci by the Company. No representation, promise or inducement relating to the subject matter hereof has been made to a party that is not embodied in these Agreements, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

IN WITNESS WHEREOF, the parties have each duly executed this Part-time Employment Agreement as of the day and year first above written.


                                    ROGUE WAVE SOFTWARE, INC.


                                    By:
                                       -----------------------------------
                                       Thomas Keffer
                                       Its:  Chairman of the Board of Directors



                                    JOHN D. IACOBUCCI:



                                    ---------------------------------------
                                    John D. Iacobucci

                                   EXHIBIT B

                           ROGUE WAVE SOFTWARE, INC.

                            INCENTIVE STOCK OPTION


JOHN D. IACOBUCCI, Optionee:
-----------------

  Rogue Wave Software, Inc. (the "Company"), pursuant to its 1996 Equity Incentive Plan (the "Plan"), has granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").


  The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees
(including officers), directors or consultants.   Defined terms not explicitly
defined in this agreement but defined in the Plan shall have the same definitions as in the Plan.

  The details of your option are as follows:


  1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is 500,000.

  2. VESTING. Subject to the limitations contained herein, such options will vest (become exercisable) at a rate of 1/48th per month commencing on the date of this option, and thereafter until either (i) you cease to provide services to the Company for any reason, or (ii) this option becomes fully vested.

     The vesting of such options will be fully accelerated in the event that, following a change of control of the Company, any of the following occurs:
     1) your employment is terminated other than for Cause, 2) your salary is reduced or significant non-salary benefits are taken away, 3) your title is changed to anything less than President & CEO, and if anyone is brought in over you, or you no longer report directly to the Board of Directors, 4) you are not elected or reelected to the Board of Directors, 5) you and the Board can not agree on reasonable objectives for the Company and for the Company and for your bonus compensation plan. For the purpose of this agreement, Cause shall mean: (i) your conviction of a felony or a crime involving dishonesty, (ii) engaging in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out your duties resulting in material economic harm to the Company. You will be required to sign a complete, general release to obtain this benefit.


  3. EXERCISE PRICE AND METHOD OF PAYMENT.

        (A) EXERCISE PRICE. The exercise price of this option is $4.719 per share, being not less than the fair market value of the Common Stock on the date of grant of this option.

        (B) METHOD OF PAYMENT. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment that has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

        (i) Payment of the exercise price per share in cash (including check) at the time of exercise;

        (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

        (iii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

        (iv) Payment by a combination of the methods of payment permitted by subparagraph 3(b)(i) through 3(b)(iii) above.

  4. WHOLE SHARES. This option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

  5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

  6. TERM. The term of this option commences on APRIL 17, 2000, the date of grant, and expires on and shall not be exercised after the day before the tenth anniversary of the date of grant (the "Expiration Date") unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date of its term as follows: three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company unless one of the following circumstances exists:

        (a) Your termination of Continuous Status as an Employee, Director or Consultant is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code). This option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination of Continuous Status as an Employee, Director or Consultant.

        (b) Your termination of Continuous Status as an Employee, Director or Consultant is due to your death or your death occurs within three (3) months following your termination of Continuous Status as an Employee, Director or Consultant for any other reason. This option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months after your death.

        (c) If during any part of such three (3) month period you may not exercise your option solely because of the condition set forth in paragraph 5 above, then your option will not expire until the earlier of the Expiration Date set forth above or until this option shall have been exercisable for an aggregate period of three (3) months after your termination of Continuous Status as an Employee, Director or Consultant.

        (d) If your exercise of the option within three (3) months after termination of your Continuous Status as an Employee, Director or Consultant with the Company or with an Affiliate of the Company would result in liability under section 16(b) of the Securities Exchange Act of 1934, then your option will expire on the earlier of (i) the Expiration Date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company.

  However, this option may be exercised following termination of Continuous Status as an Employee, Director or Consultant only as to that number of shares as to which it was exercisable on the date of termination of Continuous Status as an Employee, Director or Consultant under the provisions of paragraph 2 of this option.

  In order to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate of the Company, except in the event of your death or permanent and total disability. The Company has provided for continued vesting or extended exercisability of your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you provide services to the Company or an Affiliate of the Company as a consultant or exercise your option more than three (3) months after the date your employment with the Company and all Affiliates of the Company terminates.

  7.  EXERCISE.

        (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in the form attached hereto) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subsection 12(e) of the Plan.

        (b) By exercising this option you agree that:

           (i) as a precondition to the completion of any exercise of this option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise;

          (ii) you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this option that occurs within two (2) years after the date of this option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of this option; and

          (iii) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date (the "Effective Date") of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

  8. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

  9. OPTION NOT A SERVICE CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective stockholders, board of directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company or Affiliate of the Company.

  10. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

  11. GOVERNING PLAN DOCUMENT. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

  Dated the ____ day of __________________, 20__.




                                   Very truly yours,

                                   ROGUE WAVE SOFTWARE, INC.


                                   By
                                     -----------------------------------------
                                     Duly authorized on behalf of the Board of Directors

                                   EXHIBIT C

                           ROGUE WAVE SOFTWARE, INC.
                          1997 EQUITY INCENTIVE PLAN

                           NONSTATUTORY STOCK OPTION


JOHN D. IACOBUCCI, Optionee:
-----------------

  Rogue Wave Software, Inc. (the "Company"), pursuant to its 1997 Equity Incentive Plan (the "Plan"), has granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify as and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

  The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees (excluding officers and directors). Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan.

  The details of your option are as follows:


  1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is 100,000.

  2. VESTING. Subject to the limitations contained herein, 1/8 of the shares will vest (become exercisable) on AUGUST 1, 2001 (3 months after the date of the grant) and 1/8th of the shares will then vest each quarter thereafter until either (i) you cease to provide services to the Company for any reason, or (ii) this option becomes fully vested, or (iii) a Change in Control as defined below.

     In the event of a Change in Control (as defined below), one hundred percent (100%) of the then unvested shares will vest immediately upon such Change in Control. "Change in Control" shall mean: (i) any consolidation or merger of the Company with or into any other cooperation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own, directly or indirectly, less than 50% of the surviving corporation's entity's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred to stockholders other than the Company's stockholders immediately prior to such transaction or transactions; or (ii) a sale, lease or other disposition of all substantially all of the assets of the Company in which the stockholders of the Company immediately prior to such disposition, own less than fifty percent (50%) of the acquiring corporations or entity's voting power immediately after such disposition.

  3.  EXERCISE PRICE AND METHOD OF PAYMENT.

        (a) EXERCISE PRICE. The exercise price of this option is $4.12 per share, being not less than 85% of the fair market value of the Common Stock on the date of grant of this option.

        (b) METHOD OF PAYMENT. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

            (i) Payment of the exercise price per share in cash (including check) at the time of exercise;

            (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

            (iii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

            (iv) Payment by a combination of the methods of payment permitted by subsection 3(b)(i) through 3(b)(iii) above.

  4. WHOLE SHARES. This option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

  5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

  6. TERM. The term of this option commences on MAY 1, 2001, the date of grant, and expires on and shall not be exercised after the day before the tenth anniversary of the date of grant (the "Expiration Date") unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date of its term as follows: three (3) months after the termination of your Continuous Service with the Company or an Affiliate of the Company unless one of the following circumstances exists:

        (a) Your termination of Continuous Service is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code). This option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination of Continuous Service.

        (b) Your termination of Continuous Service is due to your death or your death occurs within three (3) months following your termination of Continuous Service. This option will then expire on the earlier of the Expiration Date set forth above or eighteen (18) months after your death.

        (c) If during any part of such three (3) month period you may not exercise your option solely because of the condition set forth in Section 5 above, then your option will not expire until the earlier of the Expiration Date set forth above or until this option shall have been exercisable for an aggregate period of three (3) months after your termination of Continuous Service.

        (d) If your exercise of the option within three (3) months after termination of your Continuous Service with the Company or with an Affiliate of the Company would result in liability under Section 16(b) of the Securities Exchange Act of 1934, then your option will expire on the earlier of (i) the Expiration Date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Continuous Service with the Company or an Affiliate of the Company.

  However, this option may be exercised following termination of Continuous Service only as to that number of shares as to which it was exercisable on the date of termination of Continuous Service under the provisions of Section 2 of this option.

  7.  EXERCISE.

        (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan.

        (b) By exercising this option you agree that as a precondition to the completion of any exercise of this option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise.

  8. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

  9. OPTION NOT A SERVICE CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective stockholders, Board of Directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company or Affiliate of the Company.

  10. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

  11. GOVERNING PLAN DOCUMENT. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

  Dated the ____ day of __________________, 20__.



                                        Very truly yours,

                                        ROGUE WAVE SOFTWARE, INC.



                                        By
                                          ----------------------------------
                                          Duly authorized on behalf
                                          of the Board of Directors


ATTACHMENTS:
  Rogue Wave Software, Inc. 1997 Non-Officer Equity Incentive Plan Notice of Exercise

The undersigned:

        (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

        (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

  NONE    ---------
          (Initial)


  OTHER
         -------------------------------

         -------------------------------

         -------------------------------


                                           ---------------------------------
                                           JOHN D. IACOBUCCI

                                           Address:
                                                   -------------------------

                                   EXHIBIT D


                       EMPLOYEE PROPRIETARY INFORMATION
                           AND INVENTIONS AGREEMENT
                                   COLORADO


     This Employee Proprietary Information and Inventions Agreement ("Agreement") is made in consideration for my employment or continued employment by ROGUE WAVE SOFTWARE, INC. (the "Company"), and the compensation now and hereafter paid to me. I hereby agree as follows:

                              1.   NONDISCLOSURE.

     1.1 RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

     1.2 PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

     1.3 THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

     1.4 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

                        2.   ASSIGNMENT OF INVENTIONS.

        2.1 PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" Shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

        2.2 PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

        2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "Company Inventions."

        2.4 NONASSIGNABLE INVENTIONS. I recognize that, in the event of a specifically applicable state law, regulation, rule, or public policy ("Specific Inventions Law"), this Agreement will not be deemed to require assignment of any invention which qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company's equipment, supplies, facilities, or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company. In the absence of a Specific Inventions Law, the preceding sentence will not apply.

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

        2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six months after the last day of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under the provisions of a Specific Inventions Law; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

        2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Invention to a third party, including without limitation the United States, as directed by the Company.

        2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

        2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

        3. NO CONFLICTS OR SOLICITATION. I acknowledge that during my employment I will have access to and knowledge of Proprietary Information. To protect the Company's Proprietary Information, I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any other employment or business activity directly related to the business in which the Company is now involved or becomes involved, nor will I engage in any other activities which conflict with my obligations to the Company. For the period of my employment by the Company and continuing until one year after my last day of employment with the Company, I will not (a) directly or indirectly induce any employee of the Company to terminate or negatively alter his or her relationship with the Company or (b) solicit the business of any client or customer of the Company (other than on behalf of the Company) or (c) induce any supplier, vendor, consultant or independent contractor of the Company to terminate or negatively alter his, her or its relationship with the Company. If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

        4. COVENANT NOT TO COMPETE. I acknowledge that during my employment I will have access to and knowledge of Proprietary Information. To protect the Company's Proprietary Information, I agree that during my employment with the Company whether full-time or half-time and for a period of one year after my last day of employment with the Company, I will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a "Restricted Business" in a "Restricted Territory" (as defined below). It is agreed that ownership of (i) no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation, or (ii) any stock I presently own shall not constitute a violation of this provision.

        4.1 REASONABLE. I agree and acknowledge that the time limitation on the restrictions in this paragraph, combined with the geographic scope, is reasonable. I also acknowledge and agree that this paragraph is reasonably necessary for the protection of Company's Proprietary Information as defined in paragraph 1.2 herein, that through my employment I shall receive adequate consideration for any loss of opportunity associated with the provisions herein, and that these provisions provide a reasonable way of protecting Company's business value which will be imparted to me. If any restriction set forth in this paragraph 4 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

        4.2  As used herein, the terms:

             (i) "Restricted Business" shall mean the design, development, marketing or sales of e-mail based customer relationship management and direct marketing services or any computer program, product, process, system or service marketed, sold or under development by the Company at any time during my employment with the Company.

             (ii) "Restricted Territory" shall mean the countries and territories in which the Company conducts business, and counties, cities, territories and states of the United States.

        5. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

        6. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company.

        7. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

        8. RETURN OF COMPANY MATERIALS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

        9. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

        10. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

        11. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

        12.  GENERAL PROVISIONS.

        12.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION AND EXCLUSIVE FORUM. This Agreement will be governed by and construed according to the laws of the State of Colorado as such laws are applied to agreements entered into and to be performed entirely within Colorado between Colorado residents. I hereby expressly understand and consent that my employment is a transaction of business in the State of Colorado and constitutes the minimum contacts necessary to make me subject to the personal jurisdiction of the federal courts located in the State of Colorado, and the state courts located in the County of Boulder, Colorado, for any lawsuit filed against me by Company arising from or related to this Agreement. I agree and acknowledge that any controversy arising out of or relating to this Agreement or the breach thereof, or any claim or action to enforce this Agreement or portion thereof, or any controversy or claim requiring interpretation of this Agreement must be brought in a forum located within the State of Colorado. No such action may be brought in any forum outside the State of Colorado. Any action brought in contravention of this paragraph by one party is subject to dismissal at any time and at any stage of the proceedings by the other, and no action taken by the other in defending, counter claiming or appealing shall be construed as a waiver of this right to immediate dismissal. A party bringing an action in contravention of this paragraph shall be liable to the other party for the costs, expenses and attorney's fees incurred in successfully dismissing the action or successfully transferring the action to the federal courts located in the State of Colorado, or the state courts located in the County of Boulder, Colorado.

        12.2 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

        12.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

        12.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

        12.5 EMPLOYMENT. I agree and understand that my employment is at-will which means I or the Company each have the right to terminate my employment at will, with or without advanced notice and with or without cause. I further agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

        12.6 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

        12.7 ENTIRE AGREEMENT. The obligations pursuant to Sections 1 through 4 and Sections 6 and 7 (including all subparts) of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

        This Agreement shall be effective as of the first day of my employment with the Company, namely: _______________, 2001.

     I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.



Dated:
      -----------------------------

-----------------------------------
Signature


-----------------------------------
Printed Name


ACCEPTED AND AGREED TO:


-----------------------------------


                                   EXHIBIT A


TO:       ROGUE WAVE SOFTWARE, INC.

FROM:     -----------------------------------

DATE:     -----------------------------------

SUBJECT:  PREVIOUS INVENTIONS

     1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by ROGUE WAVE SOFTWARE, INC. that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

     [ ]  No inventions or improvements.

     [ ]  See below:


          ----------------------------------------------------------

          ----------------------------------------------------------

          ----------------------------------------------------------


     [ ]  Additional sheets attached.

     2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I woe to the following party(ies):

INVENTION OR IMPROVEMENT      PARTY(IES)                RELATIONSHIP

1.______________________   ________________   __________________________________

2.______________________   ________________   __________________________________

3.______________________   ________________   __________________________________